ENTERTAINMENT

Established in 1988

ENTERTAINMENT

211 Tank Farm Road
San Luis Obispo, CA 93401
Phone: (805) 543-4812
Fax: (805) 541-8544
www.videoactionsports.com

LICENSE AGREEMENT

December 31, 2002

Cesar Chatel
Rebel Crew Films, Inc.
1800 Century Park East, Suite 400
Los Angeles, CA 90067
800.503.6101 Fax: 310.551.1036 E-mail: rebelcrewfilms@earthlink.net

The following constitutes our agreement (the "**Agreement**") with respect to the sales and distribution by VAS ENTERTAINMENT/RISE ABOVE ENTERTAINMENT ("**VAS/RA**")of the REBEL CREW FILMS ("**Producer**") series of home video productions listed on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "**Santo Programs**"):

1. Payment
VAS/RA agrees to pay Producer a 50% royalty on the Gross Revenues less Duplication Costs for each unit of each of the Santo Programs sold, subject to the adjustments and holdbacks set forth in this Agreement. As used in this Agreement, the term "**Gross Revenue**" shall mean all revenue received or credited to the account of VAS/RA in sales and/or distribution of the Santo Programs. As used in this Agreement, the term "**Duplication Costs**" shall include the cost of duplication and packaging of each unit of the Santo Programs, and is agreed to be the amount shown on Exhibit "B", attached hereto and incorporated herein by this reference, for each video/DVD manufactured under this Agreement. Royalty payments shall be paid sixty (60) days following the end of the month in which the sale was made, and any adjustments for returns or bad debt write off occurring within such period shall be made for each such royalty payment. Any royalty payments of less than $50 shall be carried over and added to the next payment due. VAS/RA will provide a computer-generated report monthly, listing all sales with source and royalty amount due. In the event royalty payment amounts due fall below $50 per month for more than two (2) consecutive months, royalty payments will be made quarterly thereafter, and VAS/RA will provide Producer a computer-generated report quarterly listing all sales with source and royalty amount due. The U.S. suggested retail price will be $14.95 (VHS) and $19.95 (DVD) with the U.S. dealer price being $5.98 (VHS) and $7.98 (DVD) (a 60% discount from the retail price), although VAS/RA may sell at a lower dealer price for special promotions or to increase sales. International and mass market pricing may be lower. DVD EXAMPLE: At the U.S. dealer price of $7.98, Producer would receive as follows: $7.98 ***(dealer price)*** less $1.75 ***(agreed dup. cost)*** = $6.23 x 50% ***(royalty percentage)*** = $3.11.

2. Advance
As consideration for the rights and exclusivity granted to VAS/RA, VAS/RA agrees to provide to Producer, for purposes of paying advance distribution fees for the Santo Programs, an amount equal to the sum of Fifty Thousand Dollars ($50,000) (the "**Advance**") as an advance recoupable against royalty payments payable to Producer under this Agreement. VAS/RA will retain for itself all royalty payments for the Santo Programs otherwise payable to Producer until such time as VAS/RA has recouped the Advance. Once VAS/RA has recouped the Advance, royalty payments shall thereafter be paid to Producer as set forth above in Section 1. The parties further agree that there shall be no cross-collateralization for the recoupment of the Advance from any other revenues or royalties payable to Producer under the terms of any other agreement(s) between the parties; provided, however, in the event the release of the Santo Programs is materially delayed due to Producer's inability to deliver materials as set forth below, VAS/RA may retain for itself royalties otherwise payable to Producer under the terms of previous agreements between the parties to enable VAS/RA to recoup any outstanding balance of the Advance not yet recouped.

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3. *Rights Granted*

Producer hereby grants VAS/RA the ***exclusive worldwide (excluding Mexico)*** right, license and privilege to duplicate, manufacture and distribute copies of each of the Santo Programs for "home video" use, including, but not limited to video, VHS, DVD, VCD, and in all similar "home video" mediums invented or not yet invented (the "**Rights**"); provided, however, Producer reserves for itself the worldwide non-exclusive right to sell the Santo Programs into the core market (i.e. independently owned video retailers) (the "**Reserved Rights**"). The Rights granted to VAS/RA shall include the right to advertise, exploit, manufacture, sub-license, sell, promote and market the Santo Programs for a period of **five (5)** years commencing from the date first written above (the "**Term**"). At least sixty (60) days prior to the end of the Term, either party may provide notice to the other of its intent to (a) renew this Agreement on terms negotiated at such time, or (b) terminate this Agreement as of the end of the Term. If neither party has provided such notice to the other, this Agreement shall be automatically renewed for successive one-year terms, on all of the same terms and conditions as appear in this Agreement, unless either party notifies the other at least sixty (60) days prior to the end of any such extended term of its intent to terminate the Agreement. For purposes of exercising the Reserved Rights, Producer shall have the right, but not the obligation, to purchase copies of the Santo Programs from VAS/RA at the Duplication Cost set forth in Exhibit "B"; provided, however no royalties shall be payable to Producer from VAS/RA on any such purchases made by Producer. Producer may do promotional efforts for the Program, which can include word of mouth as well as contact magazines for purposes of having articles and reviews written. Both parties shall possess the non-exclusive right to sub-license clips of the Santo Programs as "stock footage", subject to any restriction to such rights as contained in the agreements between Producer and the copyright proprietors of the Santo Programs, and the parties shall equally share, on a 50/50 basis, the revenues received by the parties from such "stock footage" licensing. The parties acknowledge that VAS/RA has developed a distribution network for the Santo Programs, and Producer agrees not to interfere with such distribution network in exercising the Reserved Rights. The release date for the Santo Programs is tentatively scheduled for the first trimester of 2003 (the "**Release Date**").

4. *DVD Authoring*

VAS/RA agrees to provide to Producer reasonable authoring services for the DVD version of each Santo Program at the rate of $2,500 per Santo Program (the "**DVD Authoring Fee**"). The DVD Authoring Fee shall be recoupable from the royalties otherwise payable to Producer under this Agreement, and shall be recouped in accordance to the terms above regarding recoupment of the Advance. DVD authoring may include: encoding the original Program into DVD format, creating menus, bonus features, music videos, links to sponsors, trailers for other titles and other content related content to the Santo Programs. VAS/RA, at its discretion, has the right to stop all DVD production and return all Santo Program content to Producer if there is an unreasonable and material amount of changes or other interruptions caused by Producer. VAS/RA will produce a DLT master for the replication process. VAS/RA is under no obligation to complete this DVD authoring if there are any material delays in providing original content, bonus footage and/or any other agreed upon content. Producer will deliver to VAS/RA the original content, bonus footage and any other graphics no later than **January 15, 2003**. Failure to meet this deadline may result in loss of sales, and will result in the royalty deductions set forth below. All DVD content shall remain the property of Producer.

5. *Reserve*

For the first six (6) months after the mainstream street-date release by VAS/RA of the Santo Programs, VAS/RA will hold twenty-five percent (25%) of the monthly royalties due to Producer in reserve to offset potential returns. Any reserve amount not offset by returns during this period will be paid to Producer six months after the accounting period in which the reserve was held. For example, for sales generated during the month of March 2003 the royalties held in reserve for such month will be paid to Producer in September 2003. Correspondingly, if the royalties paid or payable to Producer on items which are subsequently returned exceeds the amount of the reserve at the end of the six-month period, or at any time thereafter, Producer agrees to promptly reimburse VAS/RA for such excess within ten (10) days of notification from VAS/RA.

6. *Market Development: Mainstream*

The parties acknowledge and agree that an entity purchasing copies of the Santo Programs (a "**Purchaser**") may request that VAS/RA contribute monies toward a marketing development fund ("**MDF**"), which the Purchaser will use toward the sale and/or promotion of sales of the Santo Programs. The parties agree to share equally, on a 50/50 basis, the costs of any MDF that are attributable to the sale or promotion of the Santo Programs, and Producer acknowledges that the costs associated with a MDF may be payable either in the form of (a) an

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advance payment by VAS/RA to the Purchaser or (b) a per-unit reduction in price on the sales invoice to the Purchaser. In the event the costs associated with a MDF transaction are required to be paid in advance, Producer's 50% share of such cost will be deducted from royalties otherwise payable to Producer in the accounting period during which such MDF costs were advanced by VAS/RA. Producer will be provided with appropriate documentation of all MDF transactions.

7. Direct Response
In the event VAS/RA launches a direct response marketing and sales campaign ("**DR**") for the Santo Programs, VAS/RA shall consult meaningfully with Producer regarding the manner in which VAS/RA markets and sells the Santo Programs in such DR campaign. VAS/RA shall be responsible for creating any and all DR materials of Program and will pay for such. All revenues generated from said DR campaign will go towards recoupment of all DR materials and any media buy related expenses before any royalties are paid to Producer.

8. Master Tapes
Producer will produce and deliver a BetaSP, DV, or Digital Beta duplication master (the "**Master**")for each of the Santo Programs to: VIDEO ACTION SPORTS, ATTN: Desiree McLin, 211 Tank Farm Road, San Luis Obispo, CA 93401, at its sole cost and expense. Each Master must be clearly labeled with the title and running time of the Santo Program contained thereon. In addition, Producer agrees to deliver to VAS/RA a trailer or opening segment (no more than five minutes in length) of each Santo Program (each, a "**Trailer**")on DVCAM mini or DV SP (not DVC Pro) for use in promotion of the Santo Programs. Each Trailer should have content no more explicit than what would receive a "PG" rating with no questionable content (i.e. nudity, vulgar language/behavior, etc.). Producer agrees to deliver to VAS/RA all Masters, DVD bonus footage outline and DVD bonus footage for each Santo Program no later than **January 15, 2003**.

9. Program Packaging
Producer shall send all video and/or DVD packaging artwork is to be sent to VAS/RA. VAS/RA must approve all packaging artwork prior to production, such approval not to be unreasonably withheld. The VAS/RA logo(s), phone number, fax number, and web address must appear on the back of the packaging, along with a UPC code in the upper right hand corner as per industry standards. If Producer does not have the ability to create a UPC code, then VAS/RA will supply one free of charge. VAS/RA will produce final art film and send it to the printer for packaging manufacture. The cost of packaging manufacture shall be included in the Duplication Costs, and will not be deducted separately from royalties payable to Producer.

10. Delivery Deadline
The parties acknowledge that a material failure by Producer to meet the delivery deadlines set forth in this Agreement may result in loss of sales of the Santo Programs and damages to VAS/RA which are extremely difficult to calculate. As a result, the parties agree that if final Masters, DVD bonus footage outline, DVD bonus footage, and packaging artwork for each Santo Program is not received by VAS/RA by **January 15, 2003**, the royalty rate payable to Producer under this Agreement will be reduced by 1%, and by an additional 1% per week for every week thereafter that the final Masters are not received, up to a maximum of 10% reduction. In addition, VAS/RA shall have the option to terminate this Agreement without any further obligation in the event that: (a) the final Masters are not received by **February 28, 2003**, or (b) the packaging artwork is not received by **January 30, 2003**.

11. Music Rights
Producer warrants that the music used in each Santo Program has been officially licensed for use in the applicable Santo Program. Producer understands that it is Producer's sole responsibility to secure rights for all music used in the Santo Programs, and agrees to indemnify and hold harmless VAS/RA and its officers, agents and representatives from and against any and all liability, loss, damage, cost and expense (including reasonable attorney's fees) arising out of or relating to the use by Producer of music for which licensing rights have not been fully acquired. VAS/RA agrees to use the music contained in the Santo Programs only in context and in conjunction with the marketing and distribution of the Santo Programs. Producer shall complete a music cue sheet supplied by VAS/RA (in the form attached), and VAS/RA shall have no obligations to perform this Agreement until such music cue sheet has been supplied to VAS/RA.

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12. International Sales

Copies of the Santo Programs sold through sub-distributors internationally may be subject to mechanical reproduction rights fees regarding the music included in the Santo Programs. Such fees will be deducted from royalties paid on sales subject to these fees. For all countries that require a mechanical reproduction rights fee to be paid, there will be a deduction of 2.63%, which will lower the royalty rate to 47.37% from the 50% set forth above per each unit of each Santo Program sold into such territories.

13. Performance

Producer hereby agrees that each Santo Program will be of professional quality and will be a minimum of **30** minutes long.

14. Representations and Warranties; Indemnity

a. Producer hereby warrants that it has full power and authority to grant to VAS/RA the Rights set forth in this Agreement, that the Rights have not been granted by Producer to any other party ***and that the Product does not infringe upon the copyright or other rights of any other party***. Producer further warrants that the content of each Santo Program does not contain any material which contains illegal activity or may be considered excessively violent, vulgar or sexual in nature, including nudity or graphic violence, other than as specifically described by Producer to VAS/RA in advance, in writing. In the event of a material breach by Producer of the warranties contained in this provision, or a discovery by VAS/RA of sexual or violent content in a Santo Program that was not disclosed by Producer, VAS/RA shall have the option to edit out any materials deemed inappropriate by VAS/RA prior to further distribution of the subject Santo Program. Producer agrees to indemnify and hold harmless VAS/RA and its agents and representatives from and against any and all liability, loss, damage, cost and expense (including reasonable attorney's fees) arising out of or relating to the content or perceived content of the Program, or any breach or alleged breach by Producer of any warranty or representation contained herein, except to the extent of any materials inserted into the Program by VAS/RA.

b. VAS/RA hereby warrants and represents that it has the full right, power and authority to enter into this Agreement, to grant the rights granted herein, and to perform and fulfill all of the obligations to be rendered and satisfied by it hereunder, and that there are no claims, facts or circumstances existing or pending which would prevent its full performance of its obligations under this Agreement. VAS/RA agrees to indemnify and hold Promoter, its officers, partners, agents, employees, affiliates, subdistributors and licensees, and their respective officers, directors, agents, and employees, harmless from any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and costs), relating to or arising out of any breach, or alleged breach, of: (i) any representation, warranty, covenant or agreement made by VAS/RA in this Agreement and/or (ii) arising from VAS/RA's distribution and/or exploitation of the Santo Programs.

15. Right of First Refusal

During the Term of this Agreement, Producer agrees to provide VAS/RA with the first right to make a competitive bid on future home video programs produced, owned or controlled by Producer, and to negotiate in good faith with VAS/RA for the terms of a license agreement for such programs. In accordance therewith, Producer agrees to give VAS/RA at least forty-five (45) days' written notice of Producer's intended release of new programs. Producer agrees to provide VAS/RA with a screening tape and give VAS/RA seven (7) days to make a competitive offer for rights to such new program. Production work for hire is not included in this agreement, only programs to be marketed through retail stores. In the event that VAS/RA and Producer are unable to agree on the terms of a license agreement for a new program, Producer agrees to provide VAS/RA with the terms of any offer for distribution of the Program from third parties, after which VAS/RA shall have ten days from receipt of such notice to match such terms, in which case Producer agrees to enter into a license agreement with VAS/RA for the new program on such terms. In the event that VAS/RA does not exercise this right of first refusal within the ten-day period, Producer shall have the right to enter into an agreement with a third party on terms no less favorable to Producer as stated in the notice.

16. Accounting; Audit

a. VAS/RA shall keep and maintain complete detailed, permanent, true and accurate books of account and records relating to the Units of manufacture, distribution and exploitation of each Santo Program, including, but not limited to, detailed collections and sales by country and/or buyer, detailed billings thereon, and detailed records of MDF expenses that have been deducted from collections received from the distribution and exploitation of each Santo Program. Producer shall be entitled to engage an

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independent third-party auditor to audit VAS/RA's books and records relating to the Santo Programs. at Producer's sole expense, no more than once per annum, at VAS/RA's offices during regular business hours, upon fourteen (14) days' written notice. In the event an audit of VAS/RA's books and records proves a discrepancy of more than Five percent (5%) of Gross Revenues., Producer shall be entitled to reimbursement of incurred accounting fees and to audit each subsequent accounting statement in accordance with the terms of this paragraph until such time as VAS/RA's books and records are found to be accurate for four (4) consecutive accounting periods.

17. Settlement of Disputes
If a dispute or controversy arises between the parties relating to this agreement, the parties agree that a meeting will be held promptly between the parties attended by individuals with decision-making authority to attempt in good faith to negotiate a resolution to the dispute. If either party intends to be accompanied at a meeting by an attorney, the other party will be given at least three (3) business days' notice of such intention, and that party may also be accompanied by an attorney. All negotiations pursuant to this Section 14(a) are confidential, and will be treated as compromise and settlement negotiations for purposes of California or Federal Rules of Evidence.

18. Jurisdiction
This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California applicable to contracts executed and to be performed entirely therein. Each of the parties hereto irrevocably agrees that the state court located in the County of Santa Barbara, California, shall have exclusive jurisdiction over any suit or other proceeding arising out of or based upon this Agreement, and each hereby waives any claim that it is not subject personally to the jurisdiction of said courts or that any such suit or other proceeding is brought in an inconvenient forum or improper venue.

19. Severability
Should any provision of this Agreement be deemed void or unenforceable by a court of competent jurisdiction, such provision shall be deemed severed and this Agreement with such provision severed shall remain in full force and effect to the extent permitted by law.

20. Assignment
This Agreement shall be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

21. Counterparts; Facsimile Signatures
The parties may execute counterparts of this Agreement. Once all counterparts have been signed by all parties hereto, this Agreement shall be fully effective and binding on the parties as if a single copy of this document had been executed by all parties hereto. Facsimile signatures shall be binding the same as if they were original signatures.

22. Entire Agreement
This Agreement, including the Exhibits attached hereto, is intended by the parties as the final and complete expression of their agreement and understanding with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, whether written or oral, between the parties with respect to the subject matter hereto. This agreement may be amended or modified only by a written agreement of the parties which expressly refers to this Agreement and specifically states that it is intended to amend or modify it.

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Our signatures below indicate our APPROVAL and ACCEPTANCE of the above Agreement:

("VAS/RA")
VIDEO ACTION SPORTS, INC.

BY: ______________________
Jeff Reynolds, President

("Producer)
REBEL CREW FILMS, Inc.

BY: ______________________
Cesar Chatel, its President

BY: ______________________
Robert Arevalo, its CEO

VAS/RA.licenseagr.master.cln
REV. 121902 RAR

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211 Tank Farm Road
San Luis Obispo, CA 93401
Phone: (805) 543-4812
Fax: (805) 541-8544
www.videoactionsports.com

TITLE LISTING ADDENDUM
EXHIBIT A

The following list comprises the Santo Programs:

1. "SANTO EN LA VENGANZA DE LA MOMIA"
2. "SANTO CONTRA LA HIJA DE FRANKENSTEIN"
3. "SANTO CONTRA LOS JINETES DEL TERROR"
4. "SANTO EN EL TESORO DE DRACULA"
5. "SANTO Y BLUE DEMON CONTRA DRACULA Y EL HOMBRE LOBO"
6. "SANTO Y BLUE DEMON CONTRA EL DR. FRANKENSTEIN"
7. "SANTO Y MANTEQUILLA NAPOLES EN LA VENGANZA DE LA LLORONA"
8. "SANTO EN LA FRONTERA DEL TERROR"
9. "SANTO CONTRA EL ASESINO DE TELEVISION"
10. "EL HIJO DEL SANTO EN LA FRONTERA SIN LEY"
11. "EL HIJO DEL SANTO Y CHANOC CONTRA LOS VAMPIROS ASESINOS"
12. "BLUE DEMON CONTRA LAS DIOBOLICAS"
13. "BLUE DEMON CONTRA CEREBROS INFERNALES"
14. "BLUE DEMON CONTRA LAS INVASORAS"
15. "EL GATO NEGRO"
16. "LOS HIJOS DEL RANCHO GRANDE"

211 Tank Farm Road
San Luis Obispo, CA 93401
Phone: (805) 543-4812
Fax: (805) 541-8544
www.videoactionsports.com

Established in 1988

LICENSE AGREEMENT ADDENDUM
EXHIBIT B

The following constitutes the agreed Duplication Costs for the series of home video productions referred to as the Santo Programs, based on the *completed* length of each Santo Program, which has yet to be determined:

VHS Duplication:

30 minutes or less: $1.45
31 to 60 minutes: $1.60
61 to 82 minutes: $2.00
83 to 90 minutes: $2.15

DVD Duplication:

DVD-5: $1.45
DVD-9: $1.75

MATERIALS:

It is Producer's responsibility to supply the following materials for each Santo Program referenced in Exhibit A, within 7 working days of allocation of the Advance:

1. Complete Beta master of each Santo Program
2. Original sleeve artwork in a digital format for sleeve/insert production purposes
3. Complete description/synopsis of each Santo Program including list of actors/actresses

Our signatures below indicate our APPROVAL and ACCEPTANCE of the above.

("VAS/RA")
**VAS ENTERTAINMENT/
RISE ABOVE ENTERTAINMENT**

BY: [signature]
Jeff Reynolds, President

("Producer")

REBEL CREW FILMS, INC,

BY: [signature]
Cesar Chatel, its President

BY: [signature]
Robert Arevalo, its CEO

VAS ENTERTAINMENT
Mainstream Customers
Exhibit C

WHOLESALE

- Alliance
- Anchor Bay
- Anderson Distribution
- Arc Distributors
- Arrow Distribution
- Bayside Distribution
- Baker & Taylor
- Gonzales
- Ingram Entertainment
- Major Video Concepts
- Music Merchants
- Music People
- Norwalk Distributors
- Paulstarr Distribution
- S & J Distributors
- Southwest Wholesalers
- Universal One Stop
- Valley Media
- Video Products Dist.
- Wax Works

RETAIL

- AAFES (Army/Air Force)
- American Stores
- Ames
- As Seen On TV Stores
- Babbage's
- Best Buy
- Blockbuster Corp.
- Blockbuster Pacific
- Border's Books
- Circuit City
- Coconuts, Specs, DJ, Sat. Mat
- Electronics Boutique
- EURPAC
- Fred Meyer
- Fry's Electronics
- Hasting's Books, Music & Videos
- Hollywood Entertainment
- J & R Music
- Kmart
- Leisure Entertaiment
- Midwest Entertainment
- Movie Gallery
- Musicland Entertainment Group
- Serendipity
- Southern Stores
- Summit Service/Meijers
- Target
- The Wiz
- Tower Video
- Transworld (Camelot, Record Town)
- Video City
- Virgin Stores
- Walmart
- Wherehouse

CATALOG

- Book of the Month Club
- Collage Video Catalog
- Critics Choice
- Diamond Comics
- Doubleday Direct
- Library Video
- Movies Unlimited
- PBS Catalog
- Playboy Catalog
- Publishers Clearinghouse
- Reader's Digest
- Rivertown Trading Co.

INTERNET

- Amazon.com
- Auction-sales.com
- BarnesandNoble.com
- BigStar.com
- Borders.com
- Buy.com
- DVDExpress.com
- DVDEmpire.com
- Enternet.com
- Reel.com
- theSource.com

CLUB

- Costco
- B.J.'s Wholesale
- Sam's Club

INTERNATIONAL

- Europe/UK
- Australia
- Japan
- Canada

Producer's Signature: [signature]

Date: 1/02/03